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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements No. 333-73314 and 333-73316 of Alliance Imaging, Inc. on Form S-8 of our report dated March 1, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph referring to a change in method of accounting for goodwill and other intangible assets in 2002), appearing in this Annual Report on Form 10-K of Alliance Imaging, Inc. for the year ended December 31, 2003.

/s/ DELOITTE and TOUCHE LLP

Deloitte and Touche LLP
Costa Mesa, California
March 12, 2004

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INDEPENDENT AUDITORS' CONSENT